UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

Pyxus International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2018, the Board of Directors of Pyxus International, Inc. (the “Company”) approved:

•	the appointment of Philip C. Garofolo as the Company’s Vice President—Controller and the Company’s principal accounting officer; and

•

the reassignment of Todd B. Compton, who currently serves as the Company’s Vice President—Controller and the Company’s principal accounting officer, to instead serve as Chief Financial Officer of Alliance One International, LLC, the Company’s primary tobacco subsidiary.

These changes will become effective on December 1, 2018.

Mr. Garofolo, age 36, has served as the Company’s Director of Financial Reporting and Technical Accounting since joining the Company in February 2017. Immediately prior to joining the Company, Mr. Garofolo served as Director of Financial Reporting for PowerTeam Services, LLC, a provider of electric and gas utility services. Mr. Garofolo joined Ernst & Young in 2006 and served as Assurance Services Senior Manager in January 2015 when he left E&Y to join PowerTeam Services. Mr. Garofolo is a Certified Public Accountant in North Carolina.

In connection with Mr. Garofolo’s appointment as Vice President – Controller, the Company made the following adjustments to his compensation:

•	his annual salary rate was increased to $200,000; and

•	his annual incentive plan target award opportunity was adjusted to 35% of his salary.

In addition, Mr. Garofolo will be eligible for long-term incentive compensation awards when the Company makes grants of such awards in its regular annual cycle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 20, 2018

PYXUS INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr.
Senior Vice President – Chief Legal
Officer and Secretary

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